EXHIBIT 32.2
CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Fathom Holdings Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Daniel Weinmann, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 16, 2026	By:	/s/ Daniel Weinmann
Daniel Weinmann
Chief Financial Officer (Principal Financial Officer, and Principal Accounting Officer)

The foregoing certifications are not deemed filed with the Securities and Exchange Commission for purposes of section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), and are not to be incorporated by reference into any filing of Fathom Holdings Inc. under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.